Registration No. 333-209166

As filed with the Securities and Exchange Commission on March 14, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLUSH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	5600	30-0887308
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Number)	Identification Number)

Suite 80 - 1930 Village Center Circle

Las Vegas, Nevada 89134

Tel: (702) 831-6550

Fax: (702) 831-6557

Email: info@myplushonline.com

 (Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

IncParadise

5348 Vegas Drive

Las Vegas, Nevada 89108

Tel: (702) 871-8678

Fax: (702) 387-3827

 (Name, address, including zip code, and

telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐   Accelerated filer ☐ Non-accelerated filer ☐    Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class	Amount	Proposed	Proposed	Amount of
of securities	to be	maximum offering	maximum aggregate	registration
to be registered	registered(1)	price per share	offering price	fee
Common Stock, par value $0.001 per share	3,000,000(2)	$0.01(2)	$30,000	$3.02

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on such date as the commission, acting pursuant to section 8(a), may determine.

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

PRELIMINARY PROSPECTUS

PLUSH CORPORATION

3,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 3,000,000 shares of common stock, $0.001 par value by Plush Corporation, a Nevada corporation. There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this prospectus is part.

The offering of the 3,000,000 shares is a “best efforts” offering, which means that our officers and directors will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.01 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors will be solely responsible for selling shares under this offering and no commission will be paid on any sales. If 100% of the shares are sold, the company will receive net proceeds of $30,000. If 75%, 50% or 25% of the shares are sold the Company will receive net proceeds of $22,500, $15,000, and $7,500, respectively.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.01 per share in relation to this offering.  The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.  After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board.  We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” beginning on page 8 before buying any shares of Plush Corporation. Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __________________________, 2016

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Plush” refers to Plush Corporation. The following summary highlights selected information contained in this prospectus. You should read the entire prospectus carefully before making an investment decision to purchase our common stock.

Our company

Plush Corporation was incorporated on October 20, 2015 under the laws of the State of Nevada. Our business consists of designing, marketing and selling luxury accessories for men online on our website at "www.myplushonline.com". The first product we will launch after the completion of this offering will be pocket squares, with further items being launched in the future as our business becomes profitable and grows. We anticipate as the business grows to launch ties, belts, watches, wallets, sunglasses, gloves, bow ties, tie bars, socks, cufflinks, suspenders and scarves. Our goal is to secure a position as the pinnacle one stop shop for men's luxury accessories.

We are a development stage company that has not realized any revenues to date, and have a accumulated net loss of $4,641 as of December 31, 2015. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, development of our business plan, opening a bank account, the initial equity funding by our officers and directors, and registering and launching our website. We received our initial funding of $5,000 through the sale of common stock from our officers and directors, who purchased 5,000,000 shares of common stock at $0.001 per share.

The Company’s principal offices are located at Suite 80 - 1930 Village Center Circle Las Vegas, Nevada 89134. Our telephone number is (702) 831-6550 and our fax number is (702) 831-6557. We intend to use the net proceeds from this offering to develop our business operations (See "Description of business" and "Use of proceeds"). To implement our business plan we require a minimum funding of $22,500 over the next twelve months. There is no assurance that we will generate any revenue in the first 12 months after the completion of our offering or ever generate any revenue. If we do not generate any revenue we may need a minimum of $7,500 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

Our financial statements from inception on October 20, 2015 through December 31, 2015 report no revenues and a net loss of $4,641. Our independent auditor has issued an audit opinion for our company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Numan Ijaz and Alexander Bains, our directors and officers did not agree to serve as officers or directors of the company at least in part due to a plan, agreement or understanding that they, respectively, would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity, and Numan Ijaz and Alexander Bains also confirm that they have no such present intentions.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see the risk factor on page 11.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a  penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Offering

The issuer:	Plush Corporation
Securities being offered:	3,000,000 shares of our common stock, par value $0.001 per share.
Offering price per share:	$0.01
Duration of the offering:	The 3,000,000 shares of common stock are being offered for a period of 180 day from the effective date of this prospectus.
Net proceeds to us:	If 25% of the shares sold - $7,500 If 50% of the shares sold - $15,000 If 75% of the shares sold - $22,500 If 100% of the shares sold - $30,000 For further information on the use of proceeds, see page 14.
Shares issued and outstanding prior to offering:	5,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus owned by our officers and directors.
Shares issued and outstanding after offering:	8,000,000 shares of our common stock issued and outstanding if we are successful at selling all the shares in this offering.
Risk factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk factors” beginning on page 7.

There is no assurance that we will raise the full $30,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Summary Financial Information

The tables and information below are derived from our audited financial statements for the period from October 20, 2015 (Inception) to December 31, 2015 and should be read in conjunction with our audited financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus. Our working capital deficit as at December 31, 2015 was $4,641.

December 31, 2015
Financial summary (Audited)
Cash	$3,605
Total assets	$3,605
Total liabilities	$4,611
Total stockholders' deficit	($1,006)
From October 20, 2015
(Inception) to December 31, 2015
Statement of operations
Total expenses	$4,641
Net loss	($4,641)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

Risk factors related to our business

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their report dated January 20, 2016 our independent registered public accounting firm Paritz & Company, P.A., stated that our financial statements for the period from inception (October 20, 2015) to December 31, 2015 were prepared assuming the company will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the period from October 20, 2015 to December 31, 2015 we incurred a net loss of $4,641. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations.  To implement our business plan we require a minimum funding of $22,500 over the next twelve months. After twelve months period we may need additional financing.   If we do not generate any revenue we may need a minimum of $7,500 of additional funding to pay for legal and accounting fees, and for costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended SEC filing requirements.

Our officers and directors have agreed to loan the company funds. However they have no firm commitment, arrangement or legal obligation to advance or loan funds to the company and there is also no guarantee that they will continue to loan the funds to the company in the future as well.

We have limited operations, have never had any revenues, have no current prospects for future revenues, and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We are in the development stage to design, market and sell luxury accessories for men online and are presently engaged in limited activities. We had limited operations and generated no operating revenues since inception on October 20, 2015. We have no operating history upon which an evaluation of our future success or failure can be made. As of our year end December 31, 2015 we had an accumulated deficit of $4,641. We have never had any revenues from operations and we do not have any current prospects for future revenues. Our ability to achieve and maintain profitability and positive cash flow is primarily dependent upon our ability to design, market and sell our products online. Based upon current plans, we expect to incur significant operating losses in future periods. Failure to generate revenues will cause us to suspend or cease operations.

We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on October 20, 2015 and have limited operations. We have not realized any revenues to date. Our business of designing, marketing and selling luxury accessories for men online on our website is under development, and we are not ready yet to offer our products to customers.  We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception (October 20, 2015) to December 31, 2015 is $4,641. Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the designing, marketing, and selling of our proposed products. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

The officers and directors of the company, currently devote approximately 20 to 30 hours per week to the company matters because they are involved in other business activities. The company's needs could exceed the amount of time or level of experience they may have and this could result in their inability to properly manage company affairs, resulting in our company with no revenues or profits.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Numan Ijaz and Alexander Bains, will devote between 20 and 30 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch if our operations increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our officers and directors.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our officers and directors lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our officers and directors have never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Current management’s lack of experience with the designing, marketing and selling luxury accessories for men online business means that it is difficult to assess, or make judgments about, our potential success.

Our officers and directors have no prior business experience in the designing, marketing and selling luxury accessories for men online.  Additionally, our officers and directors do not have a formal educational background in the designing, marketing and selling luxury products online.  More specifically, our officers and directors lack training and experience with designing, marketing and selling our products online to customers. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officers and directors future possible mistakes, lack of sophistication, judgment or experience in the online business.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

We depend entirely on Numan Ijaz and Alexander Bains, our officers and directors, for all of our operations. The loss of Numan Ijaz or Alexander Bains would have a substantial negative effect on our company and may cause our business to fail. Numan Ijaz and Alexander Bains have not been compensated for their services since our incorporation, and it is highly unlikely that they will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Numan Ijaz or Alexander Bains services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on officers and directors. We do not anticipate entering into employment agreements with them or acquiring key man insurance in the foreseeable future.

Since all of our shares of common stock are owned by our officers and directors, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our officers and directors may have a conflict of interest with the minority shareholders at some time in the future.

Our officers and directors beneficially own 100% of our issued and outstanding common stock. The interests of our officers and directors may not be, at all times, the same as that of our other shareholders. Our officers and directors are not simply passive investors but are also executive officers of the company, and as such their interests may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our directors exercising, in a manner fair to all of our shareholders, their fiduciary duties as officers or as members of the company's board of directors. Also, our officers and directors will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

We have limited business, sales and marketing experience in our industry.

We have plans for marketing our luxury accessories for men, but there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan of selling luxury accessories for men online will gain wide acceptance in its target market or that we will be able to effectively market and sell our products online. Additionally, we are a newly-formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our officers and directors to market and sell our products online. We have not completed the development of our products and have yet to generate revenues.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies like our self that may result in price reductions and decreased demand of luxury accessories for men online. We will be at a competitive disadvantage in obtaining facilities, employees, financing and other resources required to design, market and sell luxury accessories for men online. Our opportunity to obtain customers may be limited by our financial resources and other assets.  We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Our principal assets are located outside of the United States and Numan Ijaz and Alexander Bains our officers and directors, reside outside of the United States, therefore it may be difficult for any investor to enforce any right based on United States Federal Securities Laws against us and/or them, or to enforce a judgment rendered by a United States court against us or them.

Our principle assets, along with our officers and directors, Numan Ijaz and Alexander Bains, are located in Canada. Therefore, it will make it difficult for any investor to enforce any right based on United States Federal Securities Laws against us and/or them or to enforce a judgment rendered by a United States court against us or them. It will be harder for an investor to enforce an action against us and/or them in the event that an investor believes that their rights have been infringed under the U.S. securities laws because we will be outside of the jurisdiction of United States. Our shareholders may also have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Also, because our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

A better financed company can provide products identical to ours and may be able to offer such products at a more competitive price.

We will face immense competition from well-established companies and small independent companies likes our self because those companies will have been in business longer than us and will be better financed companies that can provide products identical to ours and may also be able to offer such products as us at a more competitive price. We will also have a more difficult time to obtain customer's as the customer's will be more inclined to buy the products of a well financed company that can offer the same products as us.

Because we are a shell company, it will likely be difficult for us to obtain additional financing by way of private offerings of our securities.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

We intend to become subject to the periodic reporting requirements of the securities exchange act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $7,500 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company." We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an "emerging growth company," we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not "emerging growth companies," including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Start-ups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Risk factors related to our common stock

We are selling our offering of 3,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 3,000,000 shares is self-underwritten, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers and directors, who will receive no commissions. They will offer the shares to friends, family members, and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there is no minimum proceeds the company can receive from it's offering of 3,000,000 shares, the company may not raise $30,000 to implement its planned business and your entire investment could be lost

The company is making its offering of 3,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the company. In the event the company does not raise $30,000 to implement its planned operations, your entire investment could be lost.

Our current management holds significant control over our common stock and they may be able to control our company indefinitely.

Our management has significant control over our voting stock which may make it difficult to complete some corporate transactions without their support and may prevent a change in control. Numan Ijaz and Alexander Bains, our officers and directors, own 5,000,000 shares, or 100%, of our issued and outstanding common stock. After the offering is completed, if maximum numbers of shares are sold, our officers and directors will own 63% of our outstanding and issued common stock. As a result of this substantial ownership in our common stock, they will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements but, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between the company nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them. The amount of dilution investors will incur will be $0.009 per share if 25% of the shares sold, $0.008 per share if 50% of the shares sold, $0.007 per share if 75% of the shares sold and $0.006 per share if 100% of the shares sold.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.  The company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States.  Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of March 14, 2016 the company had 5,000,000 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 70,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers who make a market in “penny stocks”.  A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC Bulletin Board. Following the date of the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with FINRA an application on Form 211 for approval for our shares to be quoted on the OTC Bulletin Board. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC Bulletin Board, it is very likely that our stock will be considered a “penny stock.”  In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favour of approval of voting rights is entitled to demand fair value for such stockholder’s shares. Nevada’s control share law may have the effect of discouraging takeovers of the company.

In addition to the control share law, Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of director approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of director.

USE OF PROCEEDS

Our public offering of 3,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the use of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company. There is no assurance that we will raise the full $30,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold
Gross proceeds from this offering(1)	$7,500	$15,000	$22,500	$30,000
SEC reporting and compliance	$7,500	$7,500	$7,500	$7,500
Marketing and advertising		$3,500	$7,000	$8,000
Website development		$2,000	$4,000	$4,500
Purchase products to design		$2,000	$4,000	$4,500
Establishing an office				$3,500
Salaries				$2,000
Total	$7,500	$15,000	$22,500	$30,000

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

Please see a detailed description of the use of proceeds in the “Plan of operation” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 3,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 3,000,000 shares is fixed at $0.01 per share.  This price is significantly higher than the average approximately $0.001 price per share paid by Numan Ijaz and Alexander Bains, our officers and directors, for the 5,000,000 shares of common stock they purchased on December 14, 2015.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.  As of December 30, 2015 the net tangible book value of our shares of common stock was ($1,006) or ($0.0002) per share based upon 5,000,000 shares outstanding.

Existing stockholders if all of the shares are sold

Price per share	$0.01
Net tangible book value per share before offering	($0.0002)
Potential gain to existing shareholders net of offering expenses	$30,000
Net tangible book value per share after offering	$28,994
Increase to present stockholders in net tangible book value per share after offering	$0.0038
Capital contributions	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholders	5,000,000
Percentage of ownership after offering	62.5%

Purchasers of shares in this offering

	If 100% of	If 75% of	If 50% of	If 25% of
	shares	shares	shares	shares
	sold	sold	sold	sold
Price per share	$0.01	$0.01	$0.01	$0.01
Dilution per share	$0.006	$0.007	$0.008	$0.009
Capital contributions	$30,000	$22,500	$15,000	$7,500
Percentage of capital contributions	85.7%	81.8%	75%	60%
Number of shares after offering held by public investors	3,000,000	2,250,000	1,500,000	750,000
Percentage of ownership after offering	37.5%	31%	23%	13%

DESCRIPTION OF SECURITIES

General

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. As of March 14, 2016 there were

5,000,000 shares of our common stock issued and outstanding that were held by our officers and directors and no shares of preferred stock issued and outstanding.

Common stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the company; (ii) are entitled to share ratably in all of the assets of the company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that on all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

Please refer to the company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the company’s securities.

Dividend policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Rule 144 Shares

As of the date of this prospectus, we have issued 5,000,000 shares. Numan Ijaz and Alexander Bains, our officers and directors beneficially own 5,000,000 shares of our common stock.  These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

(i) We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

(ii) We have filed all Exchange Act reports required for at least 12 consecutive months; and

(iii) If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company under the Regulations. If we subsequently meet these requirements, our officers and directors would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000.  If fewer shares at lesser value are sold, no Form 144 is required.

PLAN OF DISTRIBUTION

Plush Corporation has 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The company is registering an additional 3,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.  In connection with the company’s selling efforts in the offering, Numan Ijaz and Alexander Bains will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Numan Ijaz and Alexander Bains are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. They will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Numan Ijaz and Alexander Bains are not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, they will continue to primarily perform substantial duties for the company or on its behalf otherwise than in connection with transactions in securities. They will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Plush Corporation will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the company. Further, the company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Plush Corporation has complied. In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. Plush Corporation will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.01 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 180 days. At the discretion of our board of directors, we may discontinue the offering before expiration of the 180 days period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange). The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

Organization within the last five years

Plush Corporation was incorporated on October 20, 2015 under the laws of the State of Nevada. Our business is to design, market and sell luxury accessories for men online on our website at www.myplushonline.com. We are in the development stage, and have not realized any revenues from our operations.

Numan Ijaz has served as our President and Chief Executive Officer and Alexander Bains has served as our Chief Financial Officer, Secretary and Treasurer from October 20, 2015 until the current date. Our board of director is comprised of two people: Numan Ijaz and Alexander Bains.

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. On December 14, 2015 we issued 5,000,000 shares of common stock to our officers and directors. Numan

Ijaz and Alexander Bains purchased such 5,000,000 shares at a purchase price of $0.001 per share, for an aggregate purchase price of $5,000.

Numan Ijaz and Alexander Bains do not have any intention to, and have no present intention to, agree to purchase Plush Corporation shares or serve as officers or directors of Plush Corporation at least in part due to a plan, agreement, or understanding that they would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity.

General

We were incorporated on October 20, 2015 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.  Since incorporation, we have not made any significant purchase or sale of assets.  We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.  We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, development of our business plan, opening a bank account, the initial equity funding by our officers and directors, and registering and launching our website.  We received our initial funding of $5,000 through the sale of common stock from our officers and directors, who purchased 5,000,000 shares of common stock at $0.001 per share.

Our officers and directors Numan Ijaz and Alexander Bains currently live in Canada, and our current assets are located in Canada as well.

Our financial statements from inception (October 20, 2015) through December 31, 2015 report no revenues and a net loss of $4,641. Our independent auditor has issued an audit opinion for our company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company which is in the business to design, market and sell luxury accessories for men online on our website. We intend to use the net proceeds from this offering to develop our business operations. To implement our business plan we require a minimum funding of $22,500 over the next twelve months. After twelve months period we may need additional financing.  If we do not generate any revenue we may need a minimum of $7,500 of additional funding to pay for legal and accounting fees, and for costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended SEC filing requirements. Our officers and directors, have agreed to loan the company funds, however, they have no firm commitment, arrangement or legal obligation to advance or loan funds to the company and there is also no guarantee that they will continue to loan the funds to the company in the future as well. We have no revenues and have incurred losses since inception. The company’s principal offices are located at Suite 80 - 1930 Village Center Circle Las Vegas, Nevada 89134. Our telephone number is (702) 831-6550 and our fax number is (702) 831-6557.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the company; (ii) development of our business plan; (iii) opening a bank account, (iv) the initial equity funding by our officers and directors; and (v) registering and launching our website.

Our products and products description

We plan on purchasing raw products from factories and wholesalers locally or from China. Once we have our raw product purchased or delivered we plan on getting them designed, manufactured and assembled locally. We currently do not have any contract or agreement in place with any factories and wholesalers locally or from China. We also do not have any contract or agreement in place with any designers, manufacturers, or assemblers who will complete and finalize our products before we can display them on our website to sell. We plan on contacting factories, wholesalers, designers, manufacturers and assemblers after completion of our offering if maximum number of shares are sold.

The first product we will launch after the completion of this offering will be pocket squares, with further items being launched in the future as our business becomes profitable and grows. We anticipate as the business grows to launch ties, belts, watches, wallets, sunglasses, gloves, bow ties, tie bars, socks, cufflinks, suspenders and scarves. Our goal is to secure a position as the pinnacle one stop shop for men's luxury accessories. Below are definitions of our products.

Pocket squares: A handkerchief, often colored or figured, worn in the breast pocket of a suit or blazer as a fashion accessory.

Ties: A band of decorative fabric worn around the neck, under the collar, and tied in front to hang down the front of a shirt.

Belts: A band of flexible material, as leather or cord, for encircling the waist.

Watches: A small watch that is attached to a bracelet or strap and is worn around the wrist.

Wallets: A flat pocket sized folding case, usually made of leather, for holding paper money, coins, identification cards, and documents.

Sunglasses: Glasses with colored or tinted lenses that protect the eyes from the glare of sunlight.

Gloves: A covering for the hand worn for protection against cold or dirt and typically having separate parts for each finger and the thumb.

Bow ties: A necktie in the form of a bow or a knot with two loops.

Tie bars: A clip which is a clothing accessory that is used to clip a tie to the underlying shirt front, preventing it from swinging and ensuring that the tie hangs straight.

Socks: A garment for the foot and lower part of the leg, typically knitted from wool, cotton, or nylon.

Cufflinks: A fastening for a shirt cuff, usually consisting of two button parts connected with a chain or shank that passes through two slits in the cuff.

Suspenders: A pair of straps that pass over the shoulders and fasten to the waistband at the front and back to hold up the pants.

Scarves: A long piece of cloth worn around the head, neck or shoulders.

Current market trend

Men's luxury accessories market has been an industry that is growing every year. Men's spending on fashion and luxuries has outpaced that of women for the past few years. The growth in and availability of online products have cemented this trend. Traditionally, female consumers dominated consumption of personal accessories in the US. Women were more likely than men to buy their own fashion items to personalize their styles and look their best. The world of personal accessories, however, has started to change over the past few years, as male consumers have joined the market by making more purchases. Men's perceptions of fashion has changed and they are now interested in keeping their appearance more in line with the latest fashion trends. Men increasingly rely on accessories to update their appearance. Popular accessories marketed to men vary from traditional items like cufflinks, ties, belts, watches, wallets, sunglasses, and socks.

Research data confirm the significant growth of men’s luxury accessories. Men in the US have become more inclined to purchase stylish accessories due to their greater availability, changing styles at work, demographic shifts, and new societal norms on grooming. Online retailers are also active in offering clothing and accessories for male consumers. In the US online retailing is the preferred channel for male consumers, as this best suits men’s purchasing habits. It offers men a way to spend less time buying stylish accessories and allows them to shop at their convenience. Compared with women, men tend to spend less time shopping. When purchasing personal accessories, men often value practicality and functionality as well as style. The online format allows them to make purchasing decisions by finding specifications of the products on a website that helps them evaluate its suitability for their needs. Online retailing has an easy and straightforward checkout procedure that helps male consumers minimize the time spent and the hassle of shopping.  75 million people, or roughly 23% of the total US population are “millennials” (age 18-34) and millennial men are a key consumer base for personal accessories. As millennials enter the workforce and increase their purchasing power, they spend greater amounts of money on accessories. Men’s changing attitudes towards beauty and appearance will result in further demand for men’s accessories.

Marketing

Our products will be promoted by our officers and directors. We plan to market our products through the following methods: (i) our website, (ii) phone potential customers, (iii) social networking websites, (iv) printing, mailing and emailing catalogues and flyers to potential customers, (v) word of mouth, (vi) search engine marketing, (vii) content marketing and (viii) paid ads. We hope to have repeat customers coming and buying new products online from our website.

Competition

There are many well-established manufacturing, distribution, wholesale, retail and online sales companies in our industry. We expect to face medium to high level of resistance, and it will be up to our marketing efforts and negotiation skills to acquire customers. Most of our competitors have greater financial resources than we do and will be able to withstand sales or price decreases better than we are. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Insurance

We do not maintain any insurance as of the date of this prospectus.

Employees

We are a development stage company and currently have two employees. Both of our officers and directors are employee officers and directors of the company who manage the day-to-day operations of the company and currently devote approximately 20 to 30 hours a week.

Offices

The Company’s principal offices are located at Suite 80 - 1930 Village Center Circle Las Vegas, Nevada 89134. Our telephone number is (702) 831-6550 and our fax number is (702) 831-6557. This location will serve as our primary executive offices for the foreseeable future.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

Patents, trademarks and copyrights

We do not own, either legally or beneficially, any patents or trademarks. We intend to protect our website with copyright laws. Beyond our trade name, we do not hold any other intellectual property.

Bankruptcy or similar proceedings

There has been no bankruptcy, receivership or similar proceeding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Plan of Operation

Our cash balance was $3,605 as of December 31, 2015. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time. During the period from October 20, 2015 (Inception) to our first fiscal year ending at December 31, 2015 we had zero revenue and a net loss of $4,641.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $30,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold
Gross proceeds from this offering(1)	$7,500	$15,000	$22,500	$30,000
SEC reporting and compliance	$7,500	$7,500	$7,500	$7,500
Marketing and advertising		$3,500	$7,000	$8,000
Website development		$2,000	$4,000	$4,500
Purchase products to design		$2,000	$4,000	$4,500
Establishing an office				$3,500
Salaries				$2,000
Total	$7,500	$15,000	$22,500	$30,000

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

During the first stages of our growth, our officers and directors will provide all of the labor required to execute our business plan at no charge.

Numan Ijaz and Alexander Bains, our officers and directors will devote approximately 20 to 30 hours of their time to our operations. Once we begin operations, and are able to attract more and more customers to buy our product online, Numan Ijaz and Alexander Bains have agreed to commit more time as required. If the need for cash arises before we complete our public offering, we may be able to borrow funds from our officers and directors although there is no such formal agreement in writing. Upon completion of our public offering, our specific goal is to design, market and profitably sell our products. Our plan of operations is as follows:

Establish our office

Months: 1-2

Cost: $3,500

During this period our officers and directors will take care of our administrative duties. After completion of our offering if maximum number of shares are sold we plan to establish an office with basic office equipment for our operations and storing our finished products for shipment.

Website development

Months: 3-5

Cost: $4,500

During this period after completion of our offering if maximum numbers of shares are sold we intend to further develop our website. We plan to hire a web designer to help us further design and develop our website. We do not have any written agreements with any web designers at this time. Updating and improving our website will continue throughout the lifetime of our operations.

Purchase products to design and launch products

Months: 6-9

Cost: $4,500

During this period after completion of our offering if maximum numbers of shares are sold we plan to purchase raw products to design and launch them to become profitable from the products. We plan to store our finished product at our office till purchased and ready to be shipped.

Marketing and advertisement

Months: 10-12

Cost: $8,000

During this period after completion of our offering if maximum numbers of shares are sold we plan to market and advertise our products that are displayed on our website. We plan to market and advertise our products through our website, phone to potential customers, social networking websites, printing, mailing, and emailing catalogues and flyers to potential customers, word of mouth, search engine marketing, content marketing, and paid ads. Marketing is an ongoing matter that will continue during the life of our operations.

Accounting and audit plan

We intend to have our officers and directors prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,250 to review our quarterly financial statements and approximately $3,500 to audit our annual financial statements. In the next twelve months after completion of this offering, we anticipate spending approximately $7,250 to pay for our accounting and audit requirements.

Limited operating history

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Need for additional capital

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of operations

During the period from October 20, 2015 (Inception) to December 31, 2015, we incorporated the company, prepared a business plan, opened a bank account, registered our domain name and launched our website. Our net loss since inception is $4,641 related primarily to professional fees, the incorporation of the company, bank charges, office supplies, registration of our domain name, and launching of the website.

Since inception, we have offered and sold (i) 5,000,000 shares of common stock to our officers and directors, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000.

Liquidity and Capital Resources

As of December 31, 2015 the company had $3,605 cash and our liabilities were $4,611. The available capital reserves of the company are not sufficient for the company to remain operational. During 2015, our officers and directors, who are currently our shareholder, advanced the Company $1,111 to pay expenses. The loan is an oral contract, bears no interest and is payable on demand.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the use of proceeds section of this prospectus.  As of the date of this registration statement, the current funds available to the company will not be sufficient to continue maintaining a reporting status. Our primary priority will be to retain our reporting status with the

SEC which means that we will first ensure by being a “reporting issuer” under the Securities Exchange Act of 1934, as amended.” that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much cash we are able to retain, we will focus on meeting all our planned expenses.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the company. At such time these funds are required, management would evaluate the terms of such debt financing. If the company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the company would be required to cease business operations. As a result, investors would lose all of their investment.

Going concern consideration

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company including legal and accounting fees will be approximately $7,500.

Summary of significant accounting policies

Basis of presentation

The financial statements of the company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The company's fiscal year end is December 31.

Income taxes

The company accounts for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the company will not realize tax assets through future operations.

Use of estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Cash and cash equivalents

The company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents. We had no cash equivalents at December 31, 2015.

Fail value of financial instruments

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The company’s financial instruments consist primarily of cash.

Stock based compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the company has not adopted a stock option plan and has not granted any stock options.

Per share information

The company computes net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders

(numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the company is a party or in which any director, officer or affiliate of  the  company,  any  owner  of  record  or  beneficially  of  more  than 5% of  any  class of voting securities of the company, or security holder is a party adverse to the company or has a material interest adverse to the company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market information

Admission to quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If the company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

Transfer agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Holders

As of March 14, 2016 the company had 5,000,000 shares of our common stock issued and outstanding held by 2 holder of record.

Dividend policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities authorized under equity compensation plans

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and officers currently serving our company is as follows:

Name(1)	Age	Positions
Numan Ijaz	27	President, Chief Executive Officer and Director
Alexander Bains	23	Chief Financial Officer, Secretary, Treasurer and Director

(1) c/o Plush Corporation, Suite 80 - 1930 Village Center Circle Las Vegas, Nevada 89134

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Numan Ijaz

Numan Ijaz has served as our President, Chief Executive Officer and a Director since our inception on October 20, 2015. Prior to the formation of the company Numan has worked as a bylaw officer for Commissionaires and currently holds a supervisory position in that organization. Commissionaires is a security company providing services ranging from criminal record checks to corporate security. Numan’s core responsibilities are to respond and investigate any complaints concerning infractions or violations of the bylaws. As he holds a supervisory position, he also oversees employees, manages general operations, provides new employee orientation and miscellaneous administrative duties. Numan taught himself the basics of running a business through online web research and business books. Numan had always been fascinated and wanted to have an ecommerce business that was turned into reality with the creation of Plush Corporation. Currently Numan, our officer and a director devotes approximately 30 hours per week to our business. Given these experiences, qualifications and attributes have led to our conclusion that Numan should be serving as a member of our Board of Directors in light of our business and structure.

Alexander Bains

Alexander Bains has served as our Chief Financial Officer, Secretary, Treasurer and a Director since our inception on October 20, 2015. Prior to the formation of the company Alexander has been self-employed as a website developer for the past five years. He taught himself on how to code for websites and made website for friends and business associates to develop his portfolio. Alexander always wanted to have an online retail business that was turned into reality with the creation of Plush Corporation. Currently Alexander, our officer and a director devotes approximately 30 hours per week to our business. These experiences, qualifications and attributes have led to our conclusion that Alexander should be serving as a member of our Board of Directors in light of our business and structure.

Director independence

Our board of directors is currently composed of two members, who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the directors are not, and have not been for at least three years, one of our employees and that neither the directors, nor any of their family members have engaged in various types of business dealings with us. In addition, our board of directors have not made a subjective determination as to its directors that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director business and personal activities and relationships as they may relate to us and our management.

Significant employees and consultants

We currently have two employees. Numan Ijaz and Alexander Bains, our officers and directors, are employee officers and directors that handle the company's day-to-day operations.

Term of office

All directors hold office until the next annual meeting of the stockholders of the company and until their successors have been duly elected and qualified. The company's Bylaws provide that the Board of Directors will consist of a minimum of one member. Officers are elected by and serve at the discretion of the Board of Directors.

Audit committee and conflicts of interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The board of directors has not established an audit committee and does not have an audit committee financial expert, nor has the board established a nominating committee. The board is of the opinion that such committees are not necessary since the company is an early development stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Involvement in certain legal proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder communications with the board of directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

Summary compensation table

The table below summarizes all compensation awarded to, earned by, or paid to our officers for all the services rendered in all capacities to us for the fiscal periods indicated.

						Non-equity	Nonqualified
Name and				Stock	Option	Incentive plan	deferred	All other
principal position	Year	Salary	Bonus	awards	awards	compensation	compensation	compensation	Total
Numan Ijaz(1)	2015	$0	$0	$0	$0	$0	$0	$0	$0
Alexander Bains(2)	2015	$0	$0	$0	$0	$0	$0	$0	$0

(1) Appointed President, Chief Executive Officer and Director on October 20, 2015

(2) Appointed Chief Financial Officer, Secretary, Treasurer and Director on October 20, 2015

Our officers and directors have not received monetary compensation since our inception on October 20, 2015 to the date of this prospectus. We currently do not pay any compensation to any officers or any member of our board of directors.

Stock option grants

We have not granted any stock options to our executive officers and directors since our inception on October 20, 2015. Upon further development of our business, we will likely grant options to our officers and directors consistent with industry standards.

Employment agreements

The company is not a party to any employment agreement and has no compensation agreement with any officers or directors.

Director compensation

The following table sets forth director compensation as of December 31, 2015:

	Fees			Non-equity	Nonqualified deferred
	earned paid in	Stock	Option	incentive plan	compensation	All other
Name	cash	awards	awards	compensation	earnings	compensation	Total
Numan Ijaz(1)	$0	$0	$0	$0	$0	$0	$0
Alexander Bains(2)	$0	$0	$0	$0	$0	$0	$0

(1) Appointed President, Chief Executive Officer and Director on October 20, 2015

(2) Appointed Chief Financial Officer, Secretary, Treasurer and Director on October 20, 2015

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of March 14, 2016 the number of shares of common stock of our company that are beneficially owned by (i) each person or entity known to our company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 5,000,000 shares of our common stock issued and outstanding as of March 14, 2016. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

	Name and address	Number of shares	Percent of common
Title of class	of beneficial owner(2)	owned beneficially	stock owned(1)
Common Stock:	Numan Ijaz(3)	2,500,000	50%

	Alexander Bains(4)	2,500,000	50%
All directors and executive officers as a group (2 persons)		5,000,000	100%

(1) The percentages below are based on 5,000,000 shares of our common stock issued and outstanding as the date of this prospectus.

(2) c/o Plush Corporation, Suite 80 - 1930 Village Center Circle Las Vegas, Nevada 89134

(3) Appointed President, Chief Executive Officer and Director on October 20, 2015

(4) Appointed Chief Financial Officer, Secretary, Treasurer and Director on October 20, 2015

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 14, 2015 pursuant to a subscription agreement, we offered and sold 5,000,000 shares of common stock to our officers and directors, Numan Ijaz and Alexander Bains, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000.

During 2015, our officers and directors, who are currently our shareholders, advanced the company $1,111 to pay expenses.  The loan is an oral contract, bears no interest and is payable on demand.

The Company’s principal offices are located at Suite 80 - 1930 Village Center Circle Las Vegas, Nevada 89134. This location will serve as our primary executive offices for the foreseeable future.

Our officers and directors Numan Ijaz and Alexander Bains are our promoters.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our Bylaws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to provisions of the State of Nevada, the company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Paritz & Company, P.A., to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Law offices of Mont E. Tanner has provided an opinion on the validity of our common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Paritz & Company, P.A., is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

Plush Corporation

Index to Audited Financial Statements

For the Period October 20, 2015 (Inception) to December 31, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Plush Corporation

We have audited the accompanying balance sheet of Plush Corporation as of December 31, 2015, and the related statements of operations, stockholders deficit, and cash flows for the period from inception (October 20, 2015) to December 31, 2015.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.   Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plush Corporation as of December 31, 2015, and the results of its operations and cash flows period from inception (October 20, 2015) to December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, for the period from October 20, 2015 (Inception) through December 31, 2015, the company had a net loss of $4,641. As of December 31, 2015, the company has not generated any revenues from operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

 /S/Paritz & Company, P.A.

Hackensack, New Jersey

January 20, 2016

Plush Corporation

Balance Sheet

December 31, 2015

ASSETS
Current Assets
Cash	$3,605
Total Current Assets	3,605

Total Assets	$3,605

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accrued expenses	$3,500
Loan payable, related party	1,111

Total Current Liabilities	4,611

Stockholders’ Deficit
Common stock; $0.001 par value; 75,000,000 shares authorized; 5,000,000 shares issued and outstanding	5,000
Stock subscription receivable	(1,365)
Accumulated deficit	(4,641)
Total Stockholders’ Deficit	(1,006)

Total Liabilities and Stockholders’ Deficit	$3,605

The notes are an integral part of these audited financial statements

Plush Corporation

Statement of Operations

For the period from Inception (October 20, 2015) to December 31, 2015

Revenue	$-

Operating Expenses
General and administrative	4,641
Total operating expenses	4,641

Loss before provision for income taxes	$(4,641)

Provision for income taxes	-

Net loss	$(4,641)

Basic and Diluted Loss per Common Share	$(0.00)

Basic and Diluted Weighted Average Number Of Common Shares Outstanding	1,180,556

The notes are an integral part of these audited financial statements

Plush Corporation

Statement of Stockholders' Deficit

For the period from Inception (October 20, 2015) to December 31, 2015

	Common Shares		Subscription	Accumulated
	Shares	Amount	Receivable	Deficit	Total

Balance – October 20, 2015 Inception)	-	$-	$-	$-	$-

Common shares issued to founders for cash at $0.001 per share	5,000,000	5,000	(1,365)		3,635

Net loss				(4,641)	(4,641)

Balance – December 31, 2015	5,000,000	$5,000	$(1,365)	$(4,641)	$(1,006)

The notes are an integral part of these audited financial statements

Plush Corporation

Statement of Cash Flows

For the period from Inception (October 20, 2015) to December 31, 2015

Cash Flows from Operating Activities
Net loss	$(4,641)

Adjustments to reconcile net loss to net cash used by operating activities:

Changes in operating liabilities:
Accrued expenses	3,500
Net cash Used in Operating Activities	(1,141)

Cash Flows from Financing Activities
Proceeds from loan payable, related party	1,111
Proceeds from issuance of common stock	3,635
Net cash provided by Financing Activities	4,746

Net increase in cash	3,605

Cash at beginning of period	-

Cash end of period	$3,605

Supplemental Cash Flow Information
Cash paid for Interest	$-

The notes are an integral part of these audited financial statements

Plush Corporation

Notes to the Audited Financial Statements

December 31, 2015

Note 1. Background information

Plush Corporation was incorporated in the State of Nevada on October 20, 2015 and it is based in Las Vegas, Nevada. The company is a development stage company that intends to design, market, and sell luxury accessories for men online through its website. To date, the company’s activities have been limited to raising capital, organizational matters, launching the website and the structuring of its business plan. The company has not generated any revenues since inception.

Note 2. Going concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the period from October 20, 2015 (Inception) through December 31, 2015, the company had a net loss of $4,641. As of December 31, 2015, the company has not generated any revenues from operations.  These factors, among others, raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time. The company’s continuation as a going concern is dependent upon the company’s ability to begin operations and to achieve a level of profitability. The company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the company be unable to continue as a going concern.

Note 3. Summary of significant accounting policies

Development Stage Company

The company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.”  The company is devoting substantially all of its efforts to the development of its business plans. The company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915

Basis of Presentation

The accounting and reporting policies of the company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the company expenses all costs incurred in connection with the start-up and organization of the company.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Fair Value Measurements

The company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The company has no assets or liabilities valued at fair value on a recurring basis.

Concentrations of Credit Risks

The company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables it will likely incur in the near future.  The company places its cash with financial institutions of high credit worthiness.  At times, its cash with a particular financial institution may exceed any applicable government insurance limits.  The company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Loss per Share

The company has adopted ASC 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Income Taxes

The company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.  As of December 31, 2015 the company did not have any amounts recorded pertaining to uncertain tax positions.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The company’s management believes that these recent pronouncements will not have a material effect on the company’s financial statements.

Note 4. Income taxes

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to December 31, 2015 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(1,580)

Change in valuation allowance	1,580
$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at December 31, 2015 are as follows:

Deferred tax assets:
Net operating loss	1,580
Valuation allowance	(1,580)
$-

Change in valuation allowance:

Balance, October 20, 2015	$-
Increase in valuation allowance	(1,580)
Balance, December 31, 2015	$(1,580)

The Company has approximately $4,640 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2035. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 5. Loan payable, related party

As of December 31, 2015 the company was obligated to a founder of the company the amount of $1,111 for various payments made to vendors for various services.  This amount is non-interest bearing and due on demand.

Note 6. Shareholders' Equity

Authorized Stock

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

Since inception (October 20, 2015), the company has issued a total of 5,000,000 common shares to its founders for a subscription of $5,000. As of December 31, 2015, $3,365 cash was received and $1,365 has been recorded as a stock subscription receivable.

Note 7. Subsequent events

Management has evaluated subsequent events through January 20, 2016 the date that these financial statements were available to be issued. There have been no events that would require adjustment to or disclosure in the financial statements.

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

PLUSH CORPORATION

3,000,000 SHARES OF COMMON STOCK

TO BE SOLD BY PLUSH CORPORATION

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ____________________, 2016 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS _________________________, 2016

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the company.

Item	Amount
SEC Registration Fee	$3.02
Transfer Agent Fees	$500.00
Legal Fees	$2,000.00
Accounting Fees	$3,500.00
Printing Costs	$500.00
Miscellaneous	$500.00
Total	$7,003.02

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration.

On December 14, 2015 we offered and sold 5,000,000 shares of common stock to our officers and directors, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000. The offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of registrant(1)
3.2	Bylaws of the registrant(1)
5.1	Opinion of Law Offices of Mont E. Tanner(1)
10.1	Subscription Agreement(1)
23.1	Consent of Paritz & Company, P.A.
23.2	Consent of Law Offices of Mont E. Tanner (contained in exhibit 5.1)(1)

(1) Incorporated by reference to Registration Statement on Form S-1 (File No. 333-209166) filed with the Securities and Exchange Commission on January 29, 2016.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Las Vegas, Nevada, USA on March 14, 2016.

PLUSH CORPORATION (Registrant)
By:	/s/ Numan Ijaz
Name:	Numan Ijaz
Title:	President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Alexander Bains
Name:	Alexander Bains
Title:	Secretary, Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Numan Ijaz and Alexander Bains, as their true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on form S-1 of Plush Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Numan Ijaz	Chief Executive Officer,	March 14, 2016
Numan Ijaz	President and Director (Principal Executive Officer)

/s/ Alexander Bains	Chief Financial Officer
Alexander Bains	Secretary, Treasurer and Director (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
3.1	Articles of Incorporation of registrant(1)
3.2	Bylaws of the registrant(1)
5.1	Opinion of Law Offices of Mont E. Tanner(1)
10.1	Subscription Agreement(1)
23.1	Consent of Paritz & Company, P.A.
23.2	Consent of Law Offices of Mont E. Tanner (contained in exhibit 5.1)(1)

(1) Incorporated by reference to Registration Statement on Form S-1 (File No. 333-209166) filed with the Securities and Exchange Commission on January 29, 2016.